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                            PREFERED NETWORKS, INC.

                       COMPUTATION OF NET LOSS PER SHARE


                                                                    EXHIBIT 11.1

                                                                              THREE MONTHS       THREE MONTHS
                                                                                 ENDED              ENDED
                                                                              JUNE 30, 1997      JUNE 30, 1996
                                                                              -------------      -------------
Primary and fully diluted:
   Weighted average common stock outstanding
     during the period.................................................         16,148,065         14,417,732
   Effect of Common Stock equivalents issued
     subsequent to December 18, 1994 computed
     in accordance with the treasury stock method
     as required by the SEC (1)........................................                  -                  -
                                                                              ------------       ------------
       Total...........................................................         16,148,065         14,417,732
                                                                              ============       ============

Net loss ..............................................................       $ (5,033,701)      $ (1,477,928)
Less:  Accretion of Redeemable Preferred Stock (2) ....................            (34,769)                 -
Less:  Redeemable Preferred Stock dividend requirements................            (58,333)                 -
                                                                              ------------       ------------

Net loss attributable to Common Stock and Common
   Stock equivalents...................................................       $ (5,126,803)      $ (1,477,928)
                                                                              ============       ============

Net loss per share of Common Stock.....................................       $       (.32)      $       (.10)
                                                                              ============       ============
                                                                               SIX MONTHS         SIX MONTHS
                                                                                  ENDED              ENDED
                                                                              JUNE 30, 1997      JUNE 30, 1996
                                                                              -------------      -------------
Primary and fully diluted:
   Weighted average common stock outstanding
     during the period.................................................         16,004,034         10,969,325
   Effect of Common Stock equivalents issued
     subsequent to December 18, 1994 computed
     in accordance with the treasury stock method                                        -          1,710,506
     as required by the SEC (1)........................................       ------------       ------------
       Total...........................................................         16,004,034         12,679,831
                                                                              ============       ============

Net loss ..............................................................       $ (9,758,175)      $ (2,978,688)
Less:  Accretion of Redeemable Preferred Stock (2) ....................            (34,769)          (202,235)
Less:  Redeemable Preferred Stock dividend requirements ...............            (58,333)          (353,651)
                                                                              ------------       ------------
Net loss attributable to Common Stock and Common
   Stock equivalents...................................................       $ (9,851,277)      $ (3,534,574)
                                                                              ============       ============
Net loss per share of Common Stock.....................................       $       (.62)      $       (.28)
                                                                              ============       ============

------------------------
(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, Common Stock equivalents (including a portion of Series A Redeemable Convertible Preferred Stock and all of Series B Redeemable Convertible Preferred Stock) issued at prices equal to or below the initial public offering price per share ("cheap stock") during the twelve-month period immediately preceding the initial filing date of the Company's Registration Statement for its initial public offering have been included as outstanding for all periods presented prior to the initial public offering.

(2) 1996 amount represents the portion of the accretion related to Series A Redeemable Convertible Preferred Stock not treated as cheap stock.



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